EXHIBIT 99.1

November 6, 2019

EOG Resources Reports Outstanding Third Quarter 2019 Results; Announces Two New Delaware Basin Plays and Adds 1,700 Net Premium Locations

•	Exceeded Crude Oil Production Target Range and Raised Full-Year 2019 U.S. Crude Oil Growth Target from 14 to 15 Percent

•	Capital Expenditures Near Low End of Target Range

•	Generated Significant Net Cash From Operating Activities and Free Cash Flow

•	Reduced YTD Well Costs 5 Percent

•	Per-Unit Lease and Well and DD&A Expense Rates Below Low End of Target Ranges

•	Added 1,700 Net Premium Locations to Inventory Now Totaling 10,500 Locations and Representing Over 14 Years of Drilling Inventory

•	New Delaware Basin Wolfcamp M and Third Bone Spring Plays Add 1.6 BnBoe Net Resource Potential

HOUSTON - EOG Resources, Inc. (EOG) today reported third quarter 2019 net income of $615 million, or $1.06 per share, compared with third quarter 2018 net income of $1.2 billion, or $2.05 per share. Net cash provided by operating activities for the third quarter 2019 was $2.1 billion.

Adjusted non-GAAP net income for the third quarter 2019 was $654 million, or $1.13 per share, compared with adjusted non-GAAP net income of $1.0 billion, or $1.75 per share, for the same prior year period. Please refer to the attached tables for the reconciliation of non-GAAP measures to GAAP measures.

Third Quarter 2019 Operating Review
Total crude oil volumes of 464,100 barrels of oil per day (Bopd) in the third quarter 2019 increased 12 percent compared to the same prior year period and were above the high end of the target range. Natural gas liquids (NGLs) and natural gas volumes each grew 11 percent. EOG incurred total expenditures of $1.6 billion in the third quarter. Cash capital expenditures before acquisitions of $1.5 billion were near the low end of the target range. Please refer to the attached tables for the reconciliation of non-GAAP measures to GAAP measures.

EOG continued to lower operating costs during the third quarter 2019. Per-unit transportation costs declined nine percent compared to the same prior-year period, depreciation, depletion and amortization expenses fell seven percent year-over-year, and lease and well expenses declined three percent year-over-year.

EOG generated $2.0 billion of discretionary cash flow in the third quarter 2019. After considering cash capital expenditures before acquisitions of $1.5 billion and dividend payments of $166 million, EOG generated free cash flow during the third quarter 2019 of $337 million. Please refer to the attached tables for the reconciliation of non-GAAP measures to GAAP measures.

“EOG’s operating performance has never been better. The company generated outstanding financial results in the third quarter driven by improvements in every area,” said William R. “Bill” Thomas, Chairman and Chief Executive Officer. “We reduced operating expenses, grew volumes at double-digit rates while lowering well costs and generated substantial free cash flow. EOG has never been in a better position to sustain this success long into the future.”

New Delaware Basin Plays and Premium Inventory Update
EOG expanded its lineup of premium plays in the Delaware Basin with the addition of the Wolfcamp M and the Third Bone Spring. The drilling locations in these two plays are highly economic at a flat $40 oil price and flat $2.50 natural gas price, consistent with EOG’s definition of premium inventory. The company continues to deepen its technical knowledge of the Delaware Basin as it executes its development program. EOG collects significant amounts of data on each well, integrates it with existing models and incorporates analysis from numerous spacing and targeting tests.

EOG has identified an initial 855 net premium drilling locations in the Wolfcamp M, with estimated net resource potential of 1.0 billion barrels of oil equivalent across its 193,000 net acre position. The wells in this deeper section of the Wolfcamp formation produce roughly equal parts oil, NGLs and natural gas. Benefiting from EOG’s low well costs, Wolfcamp M wells deliver strong premium economics and exceptionally low finding costs.

To define the play, EOG has gathered extensive subsurface information and has completed six Wolfcamp M wells, including two during 2019. The Green Drake 16 Fed Com #759H was completed in Lea County, NM with a treated lateral length of 7,200 feet and a 30-day initial production rate of 4,165 barrels of oil equivalent per day (Boed), or 2,145 Bopd, 1,070 barrels per day (Bpd) of NGLs and 5.7 million cubic feet per day (MMcfd) of natural gas. In Reeves County, TX, the State Correa #3H was completed with a treated lateral length of 9,900 feet and a 30-day initial production rate of 2,800 Boed, or 1,175 Bopd, 845 Bpd of NGLs and 4.7 MMcfd of natural gas.

EOG has identified an initial 615 net premium drilling locations in the Third Bone Spring, with estimated net resource potential of 585 million barrels of oil equivalent across its 200,000 net acre position. EOG’s early focus in the Delaware Basin has been on development of the Wolfcamp formation, which sits below the Third Bone Spring. Each of the Wolfcamp wells has drilled through the Third Bone Spring, providing significant technical data and helping to delineate multiple targets within the play.

EOG has completed over 50 Third Bone Spring wells to date, including 10 net wells in 2019. The McGregor D 5 #592H targeted the Third Bone Spring Carbonate and was completed in Loving County, TX with a treated lateral length of 9,700 feet and a 30-day initial production rate of 2,865 Boed, or 1,990 Bopd, 500 Bpd of NGLs and 2.3 MMcfd of natural gas. In Lea County, NM, the Caravan 28 State Com #601H and the Convoy 28 State Com #606H targeted the Third Bone Spring Sand and were completed with an average treated lateral length of 10,000 feet per well and average 30-day initial production rates per well of 3,985 Boed, or 2,730 Bopd, 670 Bpd of NGLs and 3.5 MMcfd of natural gas.

In total, EOG added 1,700 net premium drilling locations to its undrilled premium inventory in the third quarter 2019. Taking into account approximately 640 net wells drilled to date in 2019 and updated location counts across its portfolio, EOG’s premium inventory now totals 10,500 net locations, representing more than 14 years of high-return drilling inventory.

“EOG is a returns-focused company where organic growth is driven by exploration and low-cost development. The announcement of two more premium plays in the Delaware Basin and the addition of 1,700 new net premium drilling locations demonstrate the sustainability of our unique business model,”

Thomas continued. “EOG continues to demonstrate its ability to generate attractive returns on capital through reinvestment in an improving inventory of premium wells across multiple plays. Our best-in-class assets prove that EOG can adapt to changing industry conditions and create significant shareholder value for years to come.”

Financial Review
EOG further strengthened its financial position during the third quarter 2019. At September 30, 2019, EOG’s total debt outstanding was $5.2 billion for a debt-to-total capitalization ratio of 20 percent. Considering $1.6 billion of cash on the balance sheet at the end of the third quarter, EOG’s net debt was $3.6 billion for a net debt-to-total capitalization ratio of 15 percent. For a reconciliation of non-GAAP measures to GAAP measures, please refer to the attached tables.

Third Quarter 2019 Results Webcast
Thursday, November 7, 2019, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States, Trinidad, and China. To learn more visit www.eogresources.com.

Investor Contacts
David Streit 713-571-4902
Neel Panchal 713-571-4884

Media and Investor Contact
Kimberly Ehmer 713-571-4676

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, capital expenditures, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," “aims,” "goal," "may," "will," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns, replace or increase drilling locations, reduce or otherwise control operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness or pay and/or increase dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Furthermore, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow or discretionary cash flow, and certain related estimates regarding future performance, results and financial position. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG’s actual results may differ materially from such measures and estimates. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

•	the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;

•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;

•
the extent to which EOG is successful in its efforts to economically develop its acreage in, produce reserves and achieve anticipated production levels from, and maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects;

•	the extent to which EOG is successful in its efforts to market its crude oil and condensate, natural gas liquids, natural gas and related commodity production;

•	the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation and refining facilities;

•
the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG’s ability to retain mineral licenses and leases;

•
the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations; climate change and other environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations imposing conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;

•
EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;

•	competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;

•	the availability and cost of employees and other personnel, facilities, equipment, materials (such as water and tubulars) and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•
weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression, storage and transportation facilities;

•
the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•
EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent to which EOG is successful in its completion of planned asset dispositions;

•	the extent and effect of any hedging activities engaged in by EOG;

•
the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•
geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflict), including in the areas in which EOG operates;

•	the use of competing energy sources and the development of alternative energy sources;

•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;

•	acts of war and terrorism and responses to these acts;

•	physical, electronic and cybersecurity breaches; and

•
the other factors described under ITEM 1A, Risk Factors, on pages 13 through 22 of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also “probable” reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as “possible” reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include "potential" reserves, “resource potential” and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation and calculation schedules for non-GAAP financial measures can be found on the EOG website at www.eogresources.com.

EOG RESOURCES, INC. Financial Report (Unaudited; in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Operating Revenues and Other	$4,303.5	$4,781.6	$13,059.7	$12,700.9
Net Income	$615.1	$1,191.0	$2,098.4	$2,526.3
Net Income Per Share
Basic	$1.06	$2.06	$3.63	$4.38
Diluted	$1.06	$2.05	$3.61	$4.35
Average Number of Common Shares
Basic	577.8	577.3	577.5	576.4
Diluted	581.3	581.6	581.2	580.4

Summary Income Statements (Unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating Revenues and Other
Crude Oil and Condensate	$2,418,989	$2,655,278	$7,148,258	$7,134,114
Natural Gas Liquids	164,736	353,704	569,748	861,473
Natural Gas	269,625	311,713	874,489	912,324
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	85,902	(52,081)	242,622	(297,735)
Gathering, Processing and Marketing	1,334,450	1,360,992	4,121,490	3,899,250
Gains (Losses) on Asset Dispositions, Net	(523)	115,944	3,650	94,658
Other, Net	30,276	36,074	99,470	96,779
Total	4,303,455	4,781,624	13,059,727	12,700,863
Operating Expenses
Lease and Well	348,883	321,568	1,032,455	936,236
Transportation Costs	199,365	196,027	549,988	550,781
Gathering and Processing Costs	127,549	114,063	351,487	324,577
Exploration Costs	34,540	32,823	103,386	115,137
Dry Hole Costs	24,138	358	28,001	5,260
Impairments	105,275	44,617	289,761	160,934
Marketing Costs	1,343,293	1,326,974	4,114,265	3,853,827
Depreciation, Depletion and Amortization	953,597	918,180	2,790,496	2,515,445
General and Administrative	135,758	111,284	364,210	310,065
Taxes Other Than Income	203,098	209,043	600,418	582,395
Total	3,475,496	3,274,937	10,224,467	9,354,657

Operating Income	827,959	1,506,687	2,835,260	3,346,206

Other Income (Expense), Net	9,118	3,308	23,233	(4,516)

Income Before Interest Expense and Income Taxes	837,077	1,509,995	2,858,493	3,341,690

Interest Expense, Net	39,620	63,632	144,434	189,032

Income Before Income Taxes	797,457	1,446,363	2,714,059	3,152,658

Income Tax Provision	182,335	255,411	615,670	626,386

Net Income	$615,122	$1,190,952	$2,098,389	$2,526,272

Dividends Declared per Common Share	$0.2875	$0.2200	$0.7950	$0.5900

EOG RESOURCES, INC. Operating Highlights (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change
Wellhead Volumes and Prices
Crude Oil and Condensate Volumes (MBbld) (A)
United States	463.2	409.2	13%	451.2	382.9	18%
Trinidad	0.8	0.8	0%	0.7	0.8	-13%
Other International (B)	0.1	5.0	-98%	0.1	4.1	-98%
Total	464.1	415.0	12%	452.0	387.8	17%

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$56.67	$69.53	-18%	$57.95	$67.35	-14%
Trinidad	48.36	61.71	-22%	47.26	58.91	-20%
Other International (B)	59.87	72.81	-18%	58.43	71.83	-19%
Composite	56.66	69.55	-19%	57.93	67.38	-14%

Natural Gas Liquids Volumes (MBbld) (A)
United States	141.3	127.8	11%	130.8	113.9	15%
Other International (B)	—	—		—	—
Total	141.3	127.8	11%	130.8	113.9	15%

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$12.67	$30.09	-58%	$15.96	$27.71	-42%
Other International (B)	—	—		—	—
Composite	12.67	30.09	-58%	15.96	27.71	-42%

Natural Gas Volumes (MMcfd) (A)
United States	1,079	948	14%	1,043	905	15%
Trinidad	260	260	0%	267	278	-4%
Other International (B)	34	28	21%	36	31	16%
Total	1,373	1,236	11%	1,346	1,214	11%

Average Natural Gas Prices ($/Mcf) (C)
United States	$1.97	$2.67	-26%	$2.23	$2.66	-16%
Trinidad	2.52	2.88	-12%	2.71	2.91	-7%
Other International (B)	4.25	3.83	11%	4.29	4.10	5%
Composite	2.13	2.74	-22%	2.38	2.75	-14%

Crude Oil Equivalent Volumes (MBoed) (D)
United States	784.3	695.0	13%	755.8	647.6	17%
Trinidad	44.1	44.1	0%	45.1	47.2	-4%
Other International (B)	5.8	9.7	-40%	6.2	9.2	-33%
Total	834.2	748.8	11%	807.1	704.0	15%

Total MMBoe (D)	76.7	68.9	11%	220.3	192.2	15%

(A)	Thousand barrels per day or million cubic feet per day, as applicable.

(B)	Other International includes EOG's United Kingdom, China and Canada operations. The United Kingdom operations were sold in the fourth quarter of 2018.

(C)
Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Condensed Consolidated Financial Statements in EOG's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019).

(D)
Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

EOG RESOURCES, INC. Summary Balance Sheets (Unaudited; in thousands, except share data)

	September 30,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and Cash Equivalents	$1,583,105	$1,555,634
Accounts Receivable, Net	1,927,996	1,915,215
Inventories	778,120	859,359
Assets from Price Risk Management Activities	122,627	23,806
Income Taxes Receivable	135,680	427,909
Other	272,203	275,467
Total	4,819,731	5,057,390

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	61,620,033	57,330,016
Other Property, Plant and Equipment	4,394,486	4,220,665
Total Property, Plant and Equipment	66,014,519	61,550,681
Less: Accumulated Depreciation, Depletion and Amortization	(35,810,197)	(33,475,162)
Total Property, Plant and Equipment, Net	30,204,322	28,075,519
Deferred Income Taxes	1,998	777
Other Assets	1,516,218	800,788
Total Assets	$36,542,269	$33,934,474

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$2,395,080	$2,239,850
Accrued Taxes Payable	302,774	214,726
Dividends Payable	166,215	126,971
Current Portion of Long-Term Debt	1,014,200	913,093
Current Portion of Operating Lease Liabilities	384,348	—
Other	211,096	233,724
Total	4,473,713	3,728,364

Long-Term Debt	4,163,115	5,170,169
Other Liabilities	1,858,357	1,258,355
Deferred Income Taxes	4,922,804	4,413,398
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 1,280,000,000 Shares Authorized and 582,066,483 Shares Issued at September 30, 2019 and 580,408,117 Shares Issued at December 31, 2018	205,821	205,804
Additional Paid in Capital	5,769,073	5,658,794
Accumulated Other Comprehensive Loss	(3,689)	(1,358)
Retained Earnings	15,179,381	13,543,130
Common Stock Held in Treasury, 289,903 Shares at September 30, 2019 and 385,042 Shares at December 31, 2018	(26,306)	(42,182)
Total Stockholders' Equity	21,124,280	19,364,188
Total Liabilities and Stockholders' Equity	$36,542,269	$33,934,474

EOG RESOURCES, INC. Summary Statements of Cash Flows (Unaudited; in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$615,122	$1,190,952	$2,098,389	$2,526,272
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	953,597	918,180	2,790,496	2,515,445
Impairments	105,275	44,617	289,761	160,934
Stock-Based Compensation Expenses	54,670	49,001	132,323	116,290
Deferred Income Taxes	184,282	334,116	508,576	681,702
(Gains) Losses on Asset Dispositions, Net	523	(115,944)	(3,650)	(94,658)
Other, Net	(1,284)	1,807	4,155	15,314
Dry Hole Costs	24,138	358	28,001	5,260
Mark-to-Market Commodity Derivative Contracts
Total (Gains) Losses	(85,902)	52,081	(242,622)	297,735
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	108,418	(91,894)	139,708	(180,228)
Other, Net	(424)	1,913	1,215	1,652
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	63,891	(243,778)	(5,855)	(553,529)
Inventories	66,857	(94,598)	55,598	(286,817)
Accounts Payable	7,400	81,548	134,253	537,525
Accrued Taxes Payable	34,767	(59,426)	88,047	(36,891)
Other Assets	(92,814)	(40,491)	394,573	(103,334)
Other Liabilities	39,791	38,392	(18,315)	(14,776)
Changes in Components of Working Capital Associated with Investing and Financing Activities	(16,643)	122,763	(38,677)	95,484
Net Cash Provided by Operating Activities	2,061,664	2,189,597	6,355,976	5,683,380

Investing Cash Flows
Additions to Oil and Gas Properties	(1,420,385)	(1,591,646)	(4,866,882)	(4,571,932)
Additions to Other Property, Plant and Equipment	(70,469)	(57,526)	(187,350)	(202,384)
Proceeds from Sales of Assets	17,767	3,306	35,409	11,582
Other Investing Activities	—	(19,993)	—	(19,993)
Changes in Components of Working Capital Associated with Investing Activities	16,621	(122,791)	38,677	(95,541)
Net Cash Used in Investing Activities	(1,456,466)	(1,788,650)	(4,980,146)	(4,878,268)

Financing Cash Flows
Lont-Term Debt Repayments	—	—	(900,000)	—
Dividends Paid	(166,170)	(107,465)	(420,851)	(311,075)
Treasury Stock Purchased	(13,835)	(26,535)	(22,238)	(58,558)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	863	953	9,558	12,098
Debt Issuance Costs	(114)	—	(5,016)	—
Repayment of Capital Lease Obligation	(3,235)	(1,698)	(9,638)	(5,052)
Changes in Components of Working Capital Associated with Financing Activities	22	28	—	57
Net Cash Used in Financing Activities	(182,469)	(134,717)	(1,348,185)	(362,530)

Effect of Exchange Rate Changes on Cash	(109)	(313)	(174)	(2,678)

Increase in Cash and Cash Equivalents	422,620	265,917	27,471	439,904
Cash and Cash Equivalents at Beginning of Period	1,160,485	1,008,215	1,555,634	834,228
Cash and Cash Equivalents at End of Period	$1,583,105	$1,274,132	$1,583,105	$1,274,132

EOG RESOURCES, INC. Third Quarter 2019 Well Results by Play (Unaudited)

	Wells Online			Initial Gross 30-Day Average Production Rate
	Gross	Net	Lateral Length (ft)	Crude Oil and Condensate (Bbld) (A)	Natural Gas Liquids (Bbld) (A)	Natural Gas (MMcfd) (A)	Crude Oil Equivalent (Boed) (B)
Delaware Basin
Wolfcamp	51	48	7,300	1,950	650	3.3	3,150
Bone Spring	24	21	5,900	1,600	350	1.9	2,300
Leonard	2	1	9,700	2,000	600	3.0	3,100

South Texas Eagle Ford	81	74	7,900	1,150	100	0.6	1,350

South Texas Austin Chalk	4	2	4,600	1,850	350	1.8	2,500

Powder River Basin
Turner/Parkman	7	6	9,800	800	200	3.3	1,550
Niobrara	1	1	10,200	1,250	250	4.0	2,200

DJ Basin Codell/Niobrara	5	4	9,700	800	50	0.4	900

Williston Basin Bakken/Three Forks	15	13	10,600	2,150	300	2.0	2,800

Anadarko Basin Woodford Oil Window	16	14	9,900	950	100	0.7	1,150

(A) Barrels per day or million cubic feet per day, as applicable.
(B) Barrels of oil equivalent per day; includes crude oil and condensate, natural gas liquids and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or natural gas liquids to 6.0 thousand cubic feet of natural gas.

EOG RESOURCES, INC. Reconciliation of Adjusted Net Income (Unaudited; in thousands, except per share data)

The following chart adjusts the three-month and nine-month periods ended September 30, 2019 and 2018 reported Net Income (GAAP) to reflect actual net cash received from (payments for) settlements of commodity derivative contracts by eliminating the unrealized mark-to-market (gains) losses from these transactions, to eliminate the net (gains) losses on asset dispositions in 2019 and 2018, to add back impairment charges related to certain of EOG's assets in 2019 and 2018 and to eliminate certain adjustments in 2018 related to the 2017 U.S. tax reform. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	Three Months Ended				Three Months Ended
	September 30, 2019				September 30, 2018

	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share
Reported Net Income (GAAP)	$797,457	$(182,335)	$615,122	$1.06	$1,446,363	$(255,411)	$1,190,952	$2.05
Adjustments:
(Gains) Losses on Mark-to-Market Commodity Derivative Contracts	(85,902)	18,854	(67,048)	(0.12)	52,081	(11,472)	40,609	0.07
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	108,418	(23,796)	84,622	0.15	(91,894)	20,241	(71,653)	(0.12)
Add: (Gains) Losses on Asset Dispositions, Net	523	(89)	434	—	(115,944)	28,934	(87,010)	(0.15)
Add: Certain Impairments	27,215	(5,973)	21,242	0.04	—	—	—	—
Less: Tax Reform Impact	—	—	—	—	—	(57,127)	(57,127)	(0.10)
Adjustments to Net Income	50,254	(11,004)	39,250	0.07	(155,757)	(19,424)	(175,181)	(0.30)

Adjusted Net Income (Non-GAAP)	$847,711	$(193,339)	$654,372	$1.13	$1,290,606	$(274,835)	$1,015,771	$1.75

Average Number of Common Shares (GAAP)
Basic				577,839				577,254
Diluted				581,271				581,559

	Nine Months Ended				Nine Months Ended
	September 30, 2019				September 30, 2018

	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share
Reported Net Income (GAAP)	$2,714,059	$(615,670)	$2,098,389	$3.61	$3,152,658	$(626,386)	$2,526,272	$4.35
Adjustments:
(Gains) Losses on Mark-to-Market Commodity Derivative Contracts	(242,622)	53,251	(189,371)	(0.34)	297,735	(65,582)	232,153	0.40
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	139,708	(30,663)	109,045	0.19	(180,228)	39,699	(140,529)	(0.24)
Add: (Gains) Losses on Asset Dispositions, Net	(3,650)	910	(2,740)	—	(94,658)	24,235	(70,423)	(0.12)
Add: Certain Impairments	116,249	(25,514)	90,735	0.16	20,876	(4,598)	16,278	0.03
Less: Tax Reform Impact	—	—	—	—	—	(63,651)	(63,651)	(0.11)
Adjustments to Net Income	9,685	(2,016)	7,669	0.01	43,725	(69,897)	(26,172)	(0.04)

Adjusted Net Income (Non-GAAP)	$2,723,744	$(617,686)	$2,106,058	$3.62	$3,196,383	$(696,283)	$2,500,100	$4.31

Average Number of Common Shares (GAAP)
Basic				577,498				576,431
Diluted				581,190				580,442

EOG RESOURCES, INC. Reconciliation of Discretionary Cash Flow (Unaudited; in thousands) Calculation of Free Cash Flow (Unaudited; in thousands)

The following chart reconciles the three-month and nine-month periods ended September 30, 2019 and 2018 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Other Non-Current Income Taxes - Net Receivable (Payable), Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities. EOG defines Free Cash Flow (Non-GAAP) for a given period as Discretionary Cash Flow (Non-GAAP) (see below reconciliation) for such period less the total cash capital expenditures before acquisitions incurred (Non-GAAP) during such period and dividends paid (GAAP) during such period, as is illustrated below for the three months and nine months ended September 30, 2019 and 2018. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018		2019	2018

Net Cash Provided by Operating Activities (GAAP)	$2,061,664	$2,189,597		$6,355,976	$5,683,380

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	29,374	27,032		85,250	96,716
Other Non-Current Income Taxes - Net Receivable (Payable)	33,855	(129,941)		179,537	62,421
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(63,891)	243,778		5,855	553,529
Inventories	(66,857)	94,598		(55,598)	286,817
Accounts Payable	(7,400)	(81,548)		(134,253)	(537,525)
Accrued Taxes Payable	(34,767)	59,426		(88,047)	36,891
Other Assets	92,814	40,491		(394,573)	103,334
Other Liabilities	(39,791)	(38,392)		18,315	14,776
Changes in Components of Working Capital Associated with Investing and Financing Activities	16,643	(122,763)		38,677	(95,484)

Discretionary Cash Flow (Non-GAAP)	$2,021,644	$2,282,278		$6,011,139	$6,204,855

Discretionary Cash Flow (Non-GAAP) - Percentage Decrease	-11%			-3%

Discretionary Cash Flow (Non-GAAP)	$2,021,644	$2,282,278		$6,011,139	$6,204,855
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(1,518,019)	(1,671,922)		(4,846,221)	(4,869,951)
Dividends Paid (GAAP)	(166,170)	(107,465)		(420,851)	(311,075)
Free Cash Flow (Non-GAAP)	$337,455	$502,891	$	$744,067	$1,023,829

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Expenditures Excluding Acquisitions (Non-GAAP) for the three month and nine-month periods ended September 30, 2019 and 2018:

Total Expenditures (GAAP)	$1,629,343	$1,828,348	$5,394,389	$5,201,921
Less:
Asset Retirement Costs	(90,970)	(10,834)	(151,551)	(41,789)
Non-Cash Expenditures of Other Property, Plant and Equipment	—	(1,257)	(586)	(48,937)
Non-Cash Acquisition Costs of Unproved Properties	(10,666)	(101,821)	(64,387)	(161,823)
Acquisition Costs of Proved Properties	(9,688)	(42,514)	(331,644)	(79,421)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	$1,518,019	$1,671,922	$4,846,221	$4,869,951

EOG RESOURCES, INC. Total Expenditures (Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Exploration and Development Drilling	$1,173	$1,340	$3,865	$3,843
Facilities	161	178	499	518
Leasehold Acquisitions	56	159	201	331
Property Acquisitions	10	42	332	79
Capitalized Interest	10	7	28	18
Subtotal	1,410	1,726	4,925	4,789
Exploration Costs	34	33	103	115
Dry Hole Costs	24	—	28	5
Exploration and Development Expenditures	1,468	1,759	5,056	4,909
Asset Retirement Costs	91	11	151	42
Total Exploration and Development Expenditures	1,559	1,770	5,207	4,951
Other Property, Plant and Equipment	70	58	187	251
Total Expenditures	$1,629	$1,828	$5,394	$5,202

EOG RESOURCES, INC. Reconciliation of Adjusted EBITDAX (Unaudited; in thousands)

The following chart adjusts the three-month and nine-month periods ended September 30, 2019 and 2018 reported Net Income (GAAP) to Earnings Before Interest Expense (Net), Income Taxes (Income Tax Provision), Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments (EBITDAX) (Non-GAAP) and further adjusts such amount to reflect actual net cash received from (payments for) settlements of commodity derivative contracts by eliminating the unrealized mark-to-market (MTM) (gains) losses from these transactions and to eliminate the (gains) losses on asset dispositions (Net). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported Net Income (GAAP) to add back Interest Expense (Net), Income Taxes (Income Tax Provision), Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments and further adjust such amount to match realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net Income (GAAP)	$615,122	$1,190,952	$2,098,389	$2,526,272

Adjustments:
Interest Expense, Net	39,620	63,632	144,434	189,032
Income Tax Provision	182,335	255,411	615,670	626,386
Depreciation, Depletion and Amortization	953,597	918,180	2,790,496	2,515,445
Exploration Costs	34,540	32,823	103,386	115,137
Dry Hole Costs	24,138	358	28,001	5,260
Impairments	105,275	44,617	289,761	160,934
EBITDAX (Non-GAAP)	1,954,627	2,505,973	6,070,137	6,138,466
Total (Gains) Losses on MTM Commodity Derivative Contracts	(85,902)	52,081	(242,622)	297,735
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	108,418	(91,894)	139,708	(180,228)
(Gains) Losses on Asset Dispositions, Net	523	(115,944)	(3,650)	(94,658)

Adjusted EBITDAX (Non-GAAP)	$1,977,666	$2,350,216	$5,963,573	$6,161,315

Adjusted EBITDAX (Non-GAAP) - Percentage Decrease	-16%		-3%

EOG RESOURCES, INC. Reconciliation of Net Debt and Total Capitalization Calculation of Net Debt-to-Total Capitalization Ratio (Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	At	At	At
	September 30,	December 31,	September 30,
	2019	2018	2018

Total Stockholders' Equity - (a)	$21,124	$19,364	$18,538

Current and Long-Term Debt (GAAP) - (b)	5,177	6,083	6,435
Less: Cash	(1,583)	(1,556)	(1,274)
Net Debt (Non-GAAP) - (c)	3,594	4,527	5,161

Total Capitalization (GAAP) - (a) + (b)	$26,301	$25,447	$24,973

Total Capitalization (Non-GAAP) - (a) + (c)	$24,718	$23,891	$23,699

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	20%	24%	26%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	15%	19%	22%

EOG RESOURCES, INC.
Reconciliation of Total Exploration and Development Expenditures
For Drilling Only and Total Exploration and Development Expenditures
Calculation of Reserve Replacement Costs ($ / BOE)
(Unaudited; in millions, except ratio data)

The following chart reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) and Total Exploration and Development Expenditures (Non-GAAP), as used in the calculation of Reserve Replacement Costs per Boe. There are numerous ways that industry participants present Reserve Replacement Costs, including “Drilling Only” and “All-In”, which reflect total exploration and development expenditures divided by total net proved reserve additions from extensions and discoveries only, or from all sources. Combined with Reserve Replacement, these statistics provide management and investors with an indication of the results of the current year capital investment program. Reserve Replacement Cost statistics are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry. Please note that the actual cost of adding reserves will vary from the reported statistics due to timing differences in reserve bookings and capital expenditures. Accordingly, some analysts use three or five year averages of reported statistics, while others prefer to estimate future costs. EOG has not included future capital costs to develop proved undeveloped reserves in exploration and development expenditures.

	2018	2017	2016	2015	2014

Total Costs Incurred in Exploration and Development Activities (GAAP)	$6,419.7	$4,439.4	$6,445.2	$4,928.3	$7,904.8
Less: Asset Retirement Costs	(69.7)	(55.6)	19.9	(53.5)	(195.6)
Non-Cash Acquisition Costs of Unproved Properties	(290.5)	(255.7)	(3,101.8)	—	—
Acquisition Costs of Proved Properties	(123.7)	(72.6)	(749.0)	(480.6)	(139.1)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) (a)	$5,935.8	$4,055.5	$2,614.3	$4,394.2	$7,570.1

Total Costs Incurred in Exploration and Development Activities (GAAP)	$6,419.7	$4,439.4	$6,445.2	$4,928.3	$7,904.8
Less: Asset Retirement Costs	(69.7)	(55.6)	19.9	(53.5)	(195.6)
Non-Cash Acquisition Costs of Unproved Properties	(290.5)	(255.7)	(3,101.8)	—	—
Non-Cash Acquisition Costs of Proved Properties	(70.9)	(26.2)	(732.3)	—	—
Total Exploration and Development Expenditures (Non-GAAP) (b)	$5,988.6	$4,101.9	$2,631.0	$4,874.8	$7,709.2

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price (c)	34.8	154.0	(100.7)	(573.8)	52.2
Revisions Other Than Price	(39.5)	48.0	252.9	107.2	48.4
Purchases in Place	11.6	2.3	42.3	56.2	14.4
Extensions, Discoveries and Other Additions (d)	669.7	420.8	209.0	245.9	519.2
Total Proved Reserve Additions (e)	676.6	625.1	403.5	(164.5)	634.2
Sales in Place	(10.8)	(20.7)	(167.6)	(3.5)	(36.3)
Net Proved Reserve Additions From All Sources (f)	665.8	604.4	235.9	(168.0)	597.9

Production (g)	265.0	224.4	207.1	211.2	219.1

RESERVE REPLACEMENT COSTS ($ / Boe)
Total Drilling, Before Revisions (a / d)	$8.86	$9.64	$12.51	$17.87	$14.58
All-in Total, Net of Revisions (b / e)	$8.85	$6.56	$6.52	$(29.63)	$12.16
All-in Total, Excluding Revisions Due to Price (b / ( e - c))	$9.33	$8.71	$5.22	$11.91	$13.25

EOG RESOURCES, INC. Crude Oil and Natural Gas Financial Commodity Derivative Contracts

EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method. Prices received by EOG for its crude oil production generally vary from NYMEX West Texas Intermediate prices due to adjustments for delivery location (basis) and other factors. EOG has entered into crude oil basis swap contracts in order to fix the differential between pricing in Midland, Texas, and Cushing, Oklahoma (Midland Differential). Presented below is a comprehensive summary of EOG's Midland Differential basis swap contracts through October 29, 2019. The weighted average price differential expressed in $/Bbl represents the amount of reduction to Cushing, Oklahoma, prices for the notional volumes expressed in Bbld covered by the basis swap contracts.

Midland Differential Basis Swap Contracts
	Volume (Bbld)	Weighted Average Price Differential ($/Bbl)
2019
January 1, 2019 through November 30, 2019 (closed)	20,000	$1.075
December 2019	20,000	1.075

EOG has also entered into crude oil basis swap contracts in order to fix the differential between pricing in the U.S. Gulf Coast and Cushing, Oklahoma (Gulf Coast Differential). Presented below is a comprehensive summary of EOG's Gulf Coast Differential basis swap contracts through October 29, 2019. The weighted average price differential expressed in $/Bbl represents the amount of addition to Cushing, Oklahoma, prices for the notional volumes expressed in Bbld covered by the basis swap contracts.

Gulf Coast Differential Basis Swap Contracts
	Volume (Bbld)	Weighted Average Price Differential ($/Bbl)
2019
January 1, 2019 through November 30, 2019 (closed)	13,000	$5.572
December 2019	13,000	5.572

Presented below is a comprehensive summary of EOG's crude oil price swap contracts through October 29, 2019, with notional volumes expressed in Bbld and prices expressed in $/Bbl.

Crude Oil Price Swap Contracts
	Volume (Bbld)	Weighted Average Price ($/Bbl)

2019
April 2019 (closed)	25,000	$60.00
May 1, 2019 through September 30, 2019 (closed)	150,000	62.50
October 1, 2019 through December 31, 2019	150,000	62.50

Prices received by EOG for its natural gas production generally vary from NYMEX Henry Hub prices due to adjustments for delivery location (basis) and other factors. EOG has entered into natural gas basis swap contracts in order to fix the differential between pricing in the Rocky Mountain area and NYMEX Henry Hub prices (Rockies Differential). Presented below is a comprehensive summary of EOG's Rockies Differential basis swap contracts through October 29, 2019. The weighted average price differential expressed in $/MMBtu represents the amount of reduction to NYMEX Henry Hub prices for the notional volumes expressed in MMBtud covered by the basis swap contracts.

Rockies Differential Basis Swap Contracts
	Volume (MMBtud)	Weighted Average Price Differential ($/MMBtu)

2020
January 1, 2020 through December 31, 2020	30,000	$0.549

Presented below is a comprehensive summary of EOG's natural gas price swap contracts through October 29, 2019, with notional volumes expressed in MMBtud and prices expressed in $/MMBtu.

Natural Gas Price Swap Contracts
	Volume (MMBtud)	Weighted Average Price ($/MMBtu)
2019
April 1, 2019 through October 31, 2019 (closed)	250,000	$2.90

Definitions
Bbld	Barrels per day
$/Bbl	Dollars per barrel
MMBtud	Million British thermal units per day
$/MMBtu	Dollars per million British thermal units
NYMEX	U.S. New York Mercantile Exchange

EOG RESOURCES, INC.
Direct After-Tax Rate of Return (ATROR)

The calculation of our direct after-tax rate of return (ATROR) with respect to our capital expenditure program for a particular play or well is based on the estimated recoverable reserves ("net" to EOG’s interest) for all wells in such play or such well (as the case may be), the estimated net present value (NPV) of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct net costs incurred in drilling or acquiring (as the case may be) such wells or well (as the case may be). As such, our direct ATROR with respect to our capital expenditures for a particular play or well cannot be calculated from our consolidated financial statements.

Direct ATROR
Based on Cash Flow and Time Value of Money
- Estimated future commodity prices and operating costs
- Costs incurred to drill, complete and equip a well, including facilities
Excludes Indirect Capital
- Gathering and Processing and other Midstream
- Land, Seismic, Geological and Geophysical

Payback ~12 Months on 100% Direct ATROR Wells
First Five Years ~1/2 Estimated Ultimate Recovery Produced but ~3/4 of NPV Captured

Return on Equity / Return on Capital Employed
Based on GAAP Accrual Accounting
Includes All Indirect Capital and Growth Capital for Infrastructure
- Eagle Ford, Bakken, Permian Facilities
- Gathering and Processing
Includes Legacy Gas Capital and Capital from Mature Wells

EOG RESOURCES, INC.
Reconciliation of After-Tax Net Interest Expense, Adjusted Net Income,
Net Debt and Total Capitalization
Calculations of Return on Capital Employed and Return on Equity
(Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Net Income (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Adjusted Net Income (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) and Return on Equity (ROE) calculations. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Adjusted Net Income, Net Debt and Total Capitalization (Non-GAAP) in their ROCE and ROE calculations. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2018		2017
Return on Capital Employed (ROCE) (Non-GAAP)
Net Interest Expense (GAAP)	$245
Tax Benefit Imputed (based on 21%)	(51)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$194

Net Income (GAAP) - (b)	$3,419
Adjustments to Net Income, Net of Tax (See Accompanying Schedule)	(201)	(1)
Adjusted Net Income (Non-GAAP) - (c)	$3,218

Total Stockholders' Equity - (d)	$19,364		$16,283

Average Total Stockholders' Equity * - (e)	$17,824

Current and Long-Term Debt (GAAP) - (f)	$6,083		$6,387
Less: Cash	(1,556)		(834)
Net Debt (Non-GAAP) - (g)	$4,527		$5,553

Total Capitalization (GAAP) - (d) + (f)	$25,447		$22,670

Total Capitalization (Non-GAAP) - (d) + (g)	$23,891		$21,836

Average Total Capitalization (Non-GAAP) * - (h)	$22,864

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	15.8%

ROCE (Non-GAAP Adjusted Net Income) - [(a) + (c)] / (h)	14.9%

Return on Equity (ROE)

ROE (GAAP Net Income) - (b) / (e)	19.2%

ROE (Non-GAAP Adjusted Net Income) - (c) / (e)	18.1%

* Average for the current and immediately preceding year

Adjustments to Net Income (GAAP)

(1) See below schedule for detail of adjustments to Net Income (GAAP) in 2018:
		Year Ended December 31, 2018
		Before Tax	Income Tax Impact	After Tax
Adjustments:
Add:	Mark-to-Market Commodity Derivative Contracts Impact	$(93)	$20	$(73)
Add:	Impairments of Certain Assets	153	(34)	119
Less:	Net Gains on Asset Dispositions	(175)	38	(137)
Less:	Tax Reform Impact	—	(110)	(110)
Total		$(115)	$(86)	$(201)

EOG RESOURCES, INC. Reconciliation of After-Tax Net Interest Expense, Net Debt and Total Capitalization Calculation of Return on Capital Employed (Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) (Non-GAAP) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2017	2016	2015	2014	2013
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$274	$282	$237	$201	$235
Tax Benefit Imputed (based on 35%)	(96)	(99)	(83)	(70)	(82)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$178	$183	$154	$131	$153

Net Income (Loss) (GAAP) - (b)	$2,583	$(1,097)	$(4,525)	$2,915	$2,197

Total Stockholders' Equity - (d)	$16,283	$13,982	$12,943	$17,713	$15,418

Average Total Stockholders' Equity* - (e)	$15,133	$13,463	$15,328	$16,566	$14,352

Current and Long-Term Debt (GAAP) - (f)	$6,387	$6,986	$6,655	$5,906	$5,909
Less: Cash	(834)	(1,600)	(719)	(2,087)	(1,318)
Net Debt (Non-GAAP) - (g)	$5,553	$5,386	$5,936	$3,819	$4,591

Total Capitalization (GAAP) - (d) + (f)	$22,670	$20,968	$19,598	$23,619	$21,327

Total Capitalization (Non-GAAP) - (d) + (g)	$21,836	$19,368	$18,879	$21,532	$20,009

Average Total Capitalization (Non-GAAP)* - (h)	$20,602	$19,124	$20,206	$20,771	$19,365

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	13.4%	-4.8%	-21.6%	14.7%	12.1%

Return on Equity (ROE) (GAAP)

ROE (GAAP Net Income) - (b) / (e)	17.1%	-8.1%	-29.5%	17.6%	15.3%

* Average for the current and immediately preceding year

EOG RESOURCES, INC. Reconciliation of After-Tax Net Interest Expense, Net Debt and Total Capitalization Calculation of Return on Capital Employed (Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) (Non-GAAP) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2012	2011	2010	2009	2008
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$214	$210	$130	$101	$52
Tax Benefit Imputed (based on 35%)	(75)	(74)	(46)	(35)	(18)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$139	$136	$84	$66	$34

Net Income (Loss) (GAAP) - (b)	$570	$1,091	$161	$547	$2,437

Total Stockholders' Equity - (d)	$13,285	$12,641	$10,232	$9,998	$9,015

Average Total Stockholders' Equity* - (e)	$12,963	$11,437	$10,115	$9,507	$8,003

Current and Long-Term Debt (GAAP) - (f)	$6,312	$5,009	$5,223	$2,797	$1,897
Less: Cash	(876)	(616)	(789)	(686)	(331)
Net Debt (Non-GAAP) - (g)	$5,436	$4,393	$4,434	$2,111	$1,566

Total Capitalization (GAAP) - (d) + (f)	$19,597	$17,650	$15,455	$12,795	$10,912

Total Capitalization (Non-GAAP) - (d) + (g)	$18,721	$17,034	$14,666	$12,109	$10,581

Average Total Capitalization (Non-GAAP)* - (h)	$17,878	$15,850	$13,388	$11,345	$9,351

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	4.0%	7.7%	1.8%	5.4%	26.4%

Return on Equity (ROE) (GAAP)

ROE (GAAP Net Income) - (b) / (e)	4.4%	9.5%	1.6%	5.8%	30.5%

* Average for the current and immediately preceding year

EOG RESOURCES, INC. Reconciliation of After-Tax Net Interest Expense, Net Debt and Total Capitalization Calculation of Return on Capital Employed (Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) (Non-GAAP) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2007	2006	2005	2004	2003
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$47	$43	$63	$63	$59
Tax Benefit Imputed (based on 35%)	(16)	(15)	(22)	(22)	(21)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$31	$28	$41	$41	$38

Net Income (Loss) (GAAP) - (b)	$1,090	$1,300	$1,260	$625	$430

Total Stockholders' Equity - (d)	$6,990	$5,600	$4,316	$2,945	$2,223

Average Total Stockholders' Equity* - (e)	$6,295	$4,958	$3,631	$2,584	$1,948

Current and Long-Term Debt (GAAP) - (f)	$1,185	$733	$985	$1,078	$1,109
Less: Cash	(54)	(218)	(644)	(21)	(4)
Net Debt (Non-GAAP) - (g)	$1,131	$515	$341	$1,057	$1,105

Total Capitalization (GAAP) - (d) + (f)	$8,175	$6,333	$5,301	$4,023	$3,332

Total Capitalization (Non-GAAP) - (d) + (g)	$8,121	$6,115	$4,657	$4,002	$3,328

Average Total Capitalization (Non-GAAP)* - (h)	$7,118	$5,386	$4,330	$3,665	$3,068

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	15.7%	24.7%	30.0%	18.2%	15.3%

Return on Equity (ROE) (GAAP)

ROE (GAAP Net Income) - (b) / (e)	17.3%	26.2%	34.7%	24.2%	22.1%

* Average for the current and immediately preceding year

EOG RESOURCES, INC. Reconciliation of After-Tax Net Interest Expense, Net Debt and Total Capitalization Calculation of Return on Capital Employed (Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) (Non-GAAP) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2002	2001	2000	1999	1998
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$60	$45	$61	$62
Tax Benefit Imputed (based on 35%)	(21)	(16)	(21)	(22)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$39	$29	$40	$40

Net Income (Loss) (GAAP) - (b)	$87	$399	$397	$569

Total Stockholders' Equity - (d)	$1,672	$1,643	$1,381	$1,130	$1,280

Average Total Stockholders' Equity* - (e)	$1,658	$1,512	$1,256	$1,205

Current and Long-Term Debt (GAAP) - (f)	$1,145	$856	$859	$990	$1,143
Less: Cash	(10)	(3)	(20)	(25)	(6)
Net Debt (Non-GAAP) - (g)	$1,135	$853	$839	$965	$1,137

Total Capitalization (GAAP) - (d) + (f)	$2,817	$2,499	$2,240	$2,120	$2,423

Total Capitalization (Non-GAAP) - (d) + (g)	$2,807	$2,496	$2,220	$2,095	$2,417

Average Total Capitalization (Non-GAAP)* - (h)	$2,652	$2,358	$2,158	$2,256

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	4.8%	18.2%	20.2%	27.0%

Return on Equity (ROE) (GAAP)

ROE (GAAP Net Income) - (b) / (e)	5.2%	26.4%	31.6%	47.2%

* Average for the current and immediately preceding year

EOG RESOURCES, INC. Cash Operating Expenses per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
Cash Operating Expenses (GAAP)*
Lease and Well	$348,883		$321,568		$1,032,455		$936,236
Transportation Costs	199,365		196,027		549,988		550,781
General and Administrative	135,758		111,284		364,210		310,065
Cash Operating Expenses	684,006		628,879		1,946,653		1,797,082
Less: Non-GAAP Adjustments	—		—		—		—
Adjusted Cash Operating Expenses (Non-GAAP) - (a)	$684,006		$628,879		$1,946,653		$1,797,082

Volume - Thousand Barrels of Oil Equivalent - (b)	76,748		68,890		220,334		192,182

Adjusted Cash Operating Expenses Per Boe (Non-GAAP) - (a) / (b)	$8.92	(c)	$9.13	(d)	$8.84	(e)	$9.35	(f)

Adjusted Cash Operating Expenses Per Boe (Non-GAAP) - Percentage Decrease
Three Months Ended September 30, 2019 compared to Three Months Ended September 30, 2018 - [(c) - (d)] / (d)	-2%
Nine Months Ended September 30, 2019 compared to Nine Months Ended September 30, 2018 - [(e) - (f)] / (f)	-6%

*Includes stock compensation expense and other non-cash items.

EOG RESOURCES, INC. Cash Operating Expenses per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Year Ended December 31,
	2018		2017		2016		2015		2014
Cash Operating Expenses (GAAP)*
Lease and Well	$1,282,678		$1,044,847		$927,452		$1,182,282		$1,416,413
Transportation Costs	746,876		740,352		764,106		849,319		972,176
General and Administrative	426,969		434,467		394,815		366,594		402,010
Cash Operating Expenses	2,456,523		2,219,666		2,086,373		2,398,195		2,790,599
Less: Legal Settlement - Early Leasehold Termination	—		(10,202)		—		(19,355)		—
Less: Voluntary Retirement Expense	—		—		(42,054)		—		—
Less: Acquisition Costs - Yates Transaction	—		—		(5,100)		—		—
Less: Joint Venture Transaction Costs	—		(3,056)		—		—		—
Less: Joint Interest Billings Deemed Uncollectible	—		(4,528)		—		—		—
Adjusted Cash Operating Expenses (Non-GAAP) - (a)	$2,456,523		$2,201,880		$2,039,219		$2,378,840		$2,790,599

Volume - Thousand Barrels of Oil Equivalent - (b)	262,516		222,251		204,929		208,862		217,073

Adjusted Cash Operating Expenses Per Boe (Non-GAAP) - (a) / (b)	$9.36	(c)	$9.91	(d)	$9.95	(e)	$11.39	(f)	$12.86	(g)

Adjusted Cash Operating Expenses Per Boe (Non-GAAP) - Percentage Decrease
2018 compared to 2017 - [(c) - (d)] / (d)	-6%
2018 compared to 2016 - [(c) - (e)] / (e)	-6%
2018 compared to 2015 - [(c) - (f)] / (f)	-18%
2018 compared to 2014 - [(c) - (g)] / (g)	-27%

*Includes stock compensation expense and other non-cash items.

EOG RESOURCES, INC. Cost per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Three Months Ended			Year-To-Date
	March 31, 2019	June 30, 2019	September 30, 2019	September 30, 2019

Volume - Thousand Barrels of Oil Equivalent - (a)	69,623	73,964	76,748	220,334

Crude Oil and Condensate	$2,200,403	$2,528,866	$2,418,989	$7,148,258
Natural Gas Liquids	218,638	186,374	164,736	569,748
Natural Gas	334,972	269,892	269,625	874,489
Total Wellhead Revenues - (b)	$2,754,013	$2,985,132	$2,853,350	$8,592,495

Operating Costs
Lease and Well	$336,291	$347,281	$348,883	$1,032,455
Transportation Costs	176,522	174,101	199,365	549,988
Gathering and Processing Costs	111,295	112,643	127,549	351,487
General and Administrative	106,672	121,780	135,758	364,210
Taxes Other Than Income	192,906	204,414	203,098	600,418
Interest Expense, Net	54,906	49,908	39,620	144,434
Total Cash Operating Cost (excluding DD&A and Total Exploration Costs) - (c)	$978,592	$1,010,127	$1,054,273	$3,042,992

Depreciation, Depletion and Amortization (DD&A)	879,595	957,304	953,597	2,790,496
Total Operating Cost (excluding Total Exploration Costs) - (d)	$1,858,187	$1,967,431	$2,007,870	$5,833,488

Exploration Costs	$36,324	$32,522	$34,540	$103,386
Dry Hole Costs	94	3,769	24,138	28,001
Impairments	72,356	112,130	105,275	289,761
Total Exploration Costs	108,774	148,421	163,953	421,148
Less: Certain Impairments (Non-GAAP)	(23,745)	(65,289)	(27,215)	(116,249)
Total Exploration Costs (Non-GAAP)	$85,029	$83,132	$136,738	$304,899

Total Operating Cost (Non-GAAP) (including Total Exploration Costs) - (e)	$1,943,216	$2,050,563	$2,144,608	$6,138,387

Composite Average Wellhead Revenue per Boe - (b) / (a)	$39.56	$40.36	$37.18	$39.00

Total Cash Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (c) / (a)	$14.06	$13.65	$13.75	$13.83

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(b) / (a) - (c) / (a)]	$25.50	$26.71	$23.43	$25.17

Total Operating Cost per Boe (excluding Total Exploration Costs) - (d) / (a)	$26.69	$26.59	$26.18	$26.50

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(b) / (a) - (d) / (a)]	$12.87	$13.77	$11.00	$12.50

Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) - (e) / (a)	$27.91	$27.72	$27.97	$27.88

Composite Average Margin per Boe (Non-GAAP) (including Total Exploration Costs) - [(b) / (a) - (e) / (a)]	$11.65	$12.64	$9.21	$11.12

EOG RESOURCES, INC. Cost per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Year Ended December 31,
	2018	2017	2016	2015	2014

Volume - Thousand Barrels of Oil Equivalent (a)	262,516	222,251	204,929	208,862	217,073

Crude Oil and Condensate	$9,517,440	$6,256,396	$4,317,341	$4,934,562	$9,742,480
Natural Gas Liquids	1,127,510	729,561	437,250	407,658	934,051
Natural Gas	1,301,537	921,934	742,152	1,061,038	1,916,386
Total Wellhead Revenues - (b)	$11,946,487	$7,907,891	$5,496,743	$6,403,258	$12,592,917

Operating Costs
Lease and Well	$1,282,678	$1,044,847	$927,452	$1,182,282	$1,416,413
Transportation Costs	746,876	740,352	764,106	849,319	972,176
Gathering and Processing Costs	436,973	148,775	122,901	146,156	145,800

General and Administrative	426,969	434,467	394,815	366,594	402,010
Less: Voluntary Retirement Expense	—	—	(42,054)	—	—
Less: Acquisition Costs	—	—	(5,100)	—	—
Less: Legal Settlement - Early Leasehold Termination	—	(10,202)	—	(19,355)	—
Less: Joint Venture Transaction Costs	—	(3,056)	—	—	—
Less: Joint Interest Billings Deemed Uncollectible	—	(4,528)	—	—	—
General and Administrative (Non-GAAP)	426,969	416,681	347,661	347,239	402,010

Taxes Other Than Income	772,481	544,662	349,710	421,744	757,564
Interest Expense, Net	245,052	274,372	281,681	237,393	201,458
Total Cash Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c)	$3,911,029	$3,169,689	$2,793,511	$3,184,133	$3,895,421

Depreciation, Depletion and Amortization (DD&A)	3,435,408	3,409,387	3,553,417	3,313,644	3,997,041
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (d)	$7,346,437	$6,579,076	$6,346,928	$6,497,777	$7,892,462

Exploration Costs	$148,999	$145,342	$124,953	$149,494	$184,388
Dry Hole Costs	5,405	4,609	10,657	14,746	48,490
Impairments	347,021	479,240	620,267	6,613,546	743,575
Total Exploration Costs	501,425	629,191	755,877	6,777,786	976,453
Less: Certain Impairments (Non-GAAP)	(152,671)	(261,452)	(320,617)	(6,307,593)	(824,312)
Total Exploration Costs (Non-GAAP)	$348,754	$367,739	$435,260	$470,193	$152,141

Total Operating Cost (Non-GAAP) (including Total Exploration Costs) - (e)	$7,695,191	$6,946,815	$6,782,188	$6,967,970	$8,044,603

EOG RESOURCES, INC. Cost per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Year Ended December 31,
	2018	2017	2016	2015	2014

Composite Average Wellhead Revenue per Boe - (b) / (a)	$45.51	$35.58	$26.82	$30.66	$58.01

Total Cash Operating Cost per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c) / (a)	$14.90	$14.25	$13.64	$15.25	$17.95

Composite Average Margin per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - [(b) / (a) - (c) / (a)]	$30.61	$21.33	$13.18	$15.41	$40.06

Total Operating Cost per Boe (Non-GAAP) (excluding Total Exploration Costs) - (d) / (a)	$27.99	$29.59	$30.98	$31.11	$36.38

Composite Average Margin per Boe (Non-GAAP) (excluding Total Exploration Costs) - [(b) / (a) - (d) / (a)]	$17.52	$5.99	$(4.16)	$(0.45)	$21.63

Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) - (e) / (a)	$29.32	$31.24	$33.10	$33.36	$37.08

Composite Average Margin per Boe (Non-GAAP) (including Total Exploration Costs) - [(b) / (a) - (e) / (a)]	$16.19	$4.34	$(6.28)	$(2.70)	$20.93

EOG RESOURCES, INC. Fourth Quarter and Full Year 2019 Forecast and Benchmark Commodity Pricing

(a) Fourth Quarter and Full Year 2019 Forecast

The forecast items for the fourth quarter and full year 2019 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with the accompanying press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.

(b) Capital Expenditures

The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Exploration Costs, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs and any Non-Cash Exchanges.

(c) Benchmark Commodity Pricing

EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.

EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.

	Estimated Ranges (Unaudited)
	4Q 2019			Full Year 2019
Daily Sales Volumes
Crude Oil and Condensate Volumes (MBbld)
United States	459.5	-	469.5	453.3	-	455.8
Trinidad	0.4	-	0.6	0.6	-	0.7
Other International	0.0	-	0.2	0.1	-	0.1
Total	459.9	-	470.3	454.0	-	456.6

Natural Gas Liquids Volumes (MBbld)
Total	135.0	-	145.0	131.8	-	134.4

Natural Gas Volumes (MMcfd)
United States	1,085	-	1,145	1,054	-	1,069
Trinidad	225	-	255	256	-	264
Other International	34	-	38	36	-	37
Total	1,344	-	1,438	1,346	-	1,370

Crude Oil Equivalent Volumes (MBoed)
United States	775.3	-	805.3	760.7	-	768.3
Trinidad	37.9	-	43.1	43.3	-	44.6
Other International	5.7	-	6.5	6.1	-	6.3
Total	818.9	-	854.9	810.1	-	819.2

Capital Expenditures ($MM)	$1,400	-	$1,600	$6,200	-	$6,400

		Estimated Ranges (Unaudited)
		4Q 2019			Full Year 2019
Operating Costs
Unit Costs ($/Boe)
Lease and Well		$4.50	-	$4.80	$4.65	-	$4.75
Transportation Costs		$2.55	-	$3.05	$2.50	-	$2.60
Depreciation, Depletion and Amortization		$12.45	-	$12.85	$12.60	-	$12.70

Expenses ($MM)
Exploration and Dry Hole		$35	-	$45	$165	-	$175
Impairment		$95		$105	$270		$280
General and Administrative		$110	-	$120	$470	-	$490
Gathering and Processing		$130	-	$140	$480	-	$490
Capitalized Interest		$9	-	$11	$37	-	$39
Net Interest		$39	-	$41	$183	-	$185

Taxes Other Than Income (% of Wellhead Revenue)		6.9%	-	7.3%	6.8%	-	7.2%

Income Taxes
Effective Rate		21%	-	26%	21%	-	26%
Current Tax (Benefit) / Expense ($MM)		$(40)	-	$0	$(110)	-	$(70)

Pricing - (Refer to Benchmark Commodity Pricing in text)
Crude Oil and Condensate ($/Bbl)
Differentials
United States - above (below) WTI		$(1.85)	-	$0.15	$0.15	-	$0.65
Trinidad - above (below) WTI		$(11.00)	-	$(9.00)	$(10.00)	-	$(9.00)
Other International - above (below) WTI		$(1.00)	-	$3.00	$0.69	-	$2.00

Natural Gas Liquids
Realizations as % of WTI		20%	-	28%	26%	-	28%

Natural Gas ($/Mcf)
Differentials
United States - above (below) NYMEX Henry Hub		$(0.70)	-	$(0.30)	$(0.50)	-	$(0.40)

Realizations
Trinidad		$2.50	-	$2.90	$2.65	-	$2.75
Other International		$3.80	-	$4.20	$4.10	-	$4.30

Definitions
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet
$MM	U.S. Dollars in millions
MBbld	Thousand barrels per day
MBoed	Thousand barrels of oil equivalent per day
MMcfd	Million cubic feet per day
NYMEX	U.S. New York Mercantile Exchange
WTI	West Texas Intermediate